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                                                                    Exhibit 5.2

                         [LETTERHEAD OF SKADDEN, ARPS,
                           SLATE, MEAGHER & FLOM LLP]




                                                              November 17, 1998



Cendant Corporation
6 Sylvan Way
Parsippany, NJ 07054

Cendant Capital Trust II
Cendant Capital Trust III
 c/o Cendant Corporation
6 Sylvan Way
Parsippany, NJ 07054

                  Re:   Cendant Corporation
                        Cendant Capital Trust II
                        Cendant Capital Trust III
                        Registration Statement on Form S-3
                        ----------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to (i) Cendant Corporation, a Delaware corporation (the "Company"), (ii) Cendant Capital Trust II, a statutory business trust formed under the Business Trust Act of the State of Delaware ("Cendant Capital Trust II"), and (iii) Cendant Capital Trust III, a statutory business trust formed under the Business Trust Act of the State of Delaware ("Cendant Capital Trust III" and, together with Cendant Capital Trust II, the "Cendant Capital Trusts"), in connection with the preparation of the Registration Statement on Form S-3 (File No. 333-49405) as filed with the Securities and Exchange Commission (the "Commission") on April 3, 1998 under the Securities Act of 1933, as amended (the "Securities Act"), Amendment No. 1 to the Registration Statement as filed with the Commission on November 6, 1998 under the Securities Act, and Amendment No. 2 to the Registration Statement as filed with the Commission on November 17, 1998 under the Securities Act, (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"). The Registration Statement relates to the issuance and sale from time to time, pursuant to the General Rules and Regulations promulgated under the Securities Act of $4,100,000,000 aggregate gross




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Cendant Corporation
Cendant Capital Trust II
Cendant Capital Trust III
November 17, 1998
Page 2


proceeds of Debt Securities, Common Stock, Preferred Stock, Stock Purchase Units, Stock Purchase Contracts or Warrants of the Company, Preferred Securities of Cendant Capital Trust II, Preferred Securities of Cendant Capital Trust III or Guarantees and back-up Undertakings of the Company in connection with Preferred Securities of Cendant Capital Trust II and Cendant Capital Trust III (each as defined in the Registration Statement).

     The Preferred Securities of Cendant Capital Trust II are to be issued pursuant to the Declaration of Trust of Cendant Capital Trust II (the "Cendant Capital Trust II Declaration"), dated February 5, 1998, by and among the Company, as sponsor, and Wilmington Trust Company, as the institutional trustee (in such capacity, the "Cendant Capital Trust II Institutional Trustee"), and Michael P. Monaco and James E. Buckman as regular trustees, as amended and restated at the time such Preferred Securities are offered by an Amended and Restated Declaration of Trust of Cendant Capital Trust II (the Cendant Capital Trust II Declaration, as so amended and restated, being hereinafter referred to as the "Cendant Capital Trust II Declaration"). The Preferred Securities of the Cendant Capital Trust III are to be issued pursuant to the Declaration of Trust of Cendant Capital Trust III (the "Cendant Capital Trust III Declaration"), dated February 5, 1998, by and among the Company, as sponsor, and Wilmington Trust Company, as the institutional trustee (in such capacity, the "Cendant Capital Trust III Institutional Trustee"), and Michael P. Monaco and James E. Buckman as regular trustees, as amended and restated at the time such Preferred Securities are offered by an Amended and Restated Declaration of Trust of Cendant Capital Trust III (the Cendant Capital Trust III Declaration, as so amended and restated, being hereinafter referred to as the "Cendant Capital Trust III Declaration"). The Cendant Capital Trust II Declaration and the Cendant Capital Trust III Declaration being collectively referred to as the "Cendant Capital Trust Declarations."

     This opinion is delivered in accordance with the requirements of Items 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Certificate of Trust of Cendant Capital Trust II, dated February 5, 1998, as filed with the Secretary of State of the State of Delaware; (iii) the Certificate of Trust of Cendant Capital Trust III, dated February 5, 1998, as filed with the Secretary of State of the State of Delaware; (iv) the Declaration of Trust of Cendant



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Cendant Corporation
Cendant Capital Trust II
Cendant Capital Trust III
November 17, 1998
Page 3


Capital Trust II, dated February 5, 1998; (v) the Declaration of Trust of Cendant Capital Trust III, dated February 5, 1998; (vi) the Form of Amended and Restated Declaration of Trust of Cendant Capital Trust II; and (vii) the Form of Amended and Restated Declaration of Trust of Cendant Capital Trust III. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, certificates of public officials, certificates of trustees or other representatives of the Cendant Capital Trusts, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents and documents to be executed, we have assumed that the parties thereto, other than the Cendant Capital Trusts, had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, trustees and other representatives of the Cendant Capital Trusts and others.

     Members of our firm are admitted to the bar in the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law and the Business Trust Act of the State of Delaware.

     Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Preferred Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Preferred Securities are to be sold pursuant to a


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Cendant Corporation
Cendant Capital Trust II
Cendant Capital Trust III
November 17, 1998
Page 4


firm commitment underwritten offering, the underwriting agreement with respect to the Preferred Securities has been duly authorized, executed and delivered by the applicable Cendant Capital Trust other parties thereto; (iv) the trustees of the applicable Cendant Capital Trust and the Board of Directors of the Company, including any appropriate committees appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Preferred Securities and related matters; (v) the terms of the Preferred Securities and of their issuance and sale have been duly established in conformity with the applicable Cendant Capital Trust Declaration, so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the applicable Cendant Capital Trust or the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable Cendant Capital Trust or the Company; (vi) an Amended and Restated Declaration of Trust of Cendant Capital Trust II or an Amended and Restated Declaration of Trust of Cendant Capital Trust III, as applicable, reflecting the terms of the Preferred Securities, has been duly executed and filed with the Secretary of State of the State of Delaware; and
(vii) the Preferred Securities have been duly executed and authenticated in accordance with the provisions of the applicable Cendant Capital Trust Declaration, and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Preferred Securities, when issued and sold in accordance with the applicable Cendant Capital Trust Declaration, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, (1) will be duly authorized for issuance, and will be validly issued, fully paid and non-assessable, representing undivided beneficial interests in the assets of the applicable Cendant Capital Trust; and (2) the holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of Preferred Securities may be obligated, pursuant to the applicable Cendant Capital Trust Declaration, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions of the Cendant Capital Trust II Institutional Trustee to exercise its rights under the Cendant Capital Trust II Declaration or the Cendant Capital Trust III Institutional Trustee to exercise its rights under the Cendant Capital Trust III Declaration, as applicable.

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Cendant Corporation
Cendant Capital Trust II
Cendant Capital Trust III
November 17, 1998
Page 5


     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.



                               Very truly yours,


                               /s/ Skadden, Arps, Slate, Meagher & Flom LLP